Exhibit 4.5

EXECUTION COPY

THIRD AMENDMENT

TO

RECEIVABLES PURCHASE AGREEMENT

           THIS THIRD AMENDMENT, dated as of October 17, 2000 (this "Amendment"), to the Receivables Purchase Agreement dated as of May 14, 1999 (as in effect on the date hereof, the "Receivables Purchase Agreement"), among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (the "Seller"), AMERISOURCE CORPORATION, a Delaware corporation (in its capacity as the servicer, the "Servicer" and in its individual capacity, ("AmeriSource"), AMERISOURCE HEALTH CORPORATION, a Delaware corporation (the "Guarantor"), DELAWARE FUNDING CORPORATION, a Delaware corporation (with its successors and assigns, the "Buyer") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a trust company organized under the laws of the State of New York (with its successors and assigns, the "Administrative Agent") for the Owners (as defined in the Receivables Purchase Agreement), is by and among the parties listed above. Unless otherwise defined in this Amendment, capitalized terms shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

R E C I T A L S

           WHEREAS, the parties to the Receivables Purchase Agreement wish to make certain amendments as set forth herein, to the Receivables Purchase Agreement.

           NOW THEREFORE, in consideration of the premises and mutual convenants contained herein, and for good and sufficient consideration, the parties hereto, intending to be legally bound, do hereby agree as follows:

           SECTION 1. Amendment to Section 1.01 of the Receivables Purchase Agreement. The definition of "Expiration Date" appearing in Section 1.01 of the Receivables Purchase Agreement is hereby amended by deleting the date "May 10, 2002" appearing in clause (i) thereof and replacing it with the date "May 12, 2003."

           SECTION 2. Amendment to Section 9.10 of the Receivables Purchase Agreement. Section 9.10 of the Receivables Purchase Agreement is hereby deleted and replaced with the following:

9.10. Notices. All notices under Section 7.02 hereof shall be given to the Seller and the Servicer by telephone, facsimile or electronic transmission, confirmed by first-class mail, first-class express mail or courier, in all cases with charges prepaid. All other notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement shall be in writing (including telexed, facsimile or electronic transmission communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail, or by telex, facsimile or electronic mail, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the Office stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

           SECTION 3. Amendment to Exhibit J to the Receivables Purchase Agreement. Exhibit J to the Receivables Purchase Agreement is hereby deleted and replaced with Exhibit J attached hereto.

           SECTION 4. Receivables Purchase Agreement in Full Force and Effect as Amended. Except as specifically stated herein, all of the terms and conditions of the Receivables Purchase Agreement shall remain in full force and effect. All references to the Receivables Purchase Agreement in any Purchase Document or any other document or instrument shall be deemed to mean the Receivables Purchase Agreement, as amended by this Amendment. This Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Receivables Purchase Agreement, as amended by this Amendment, as though the terms and obligations of the Receivables Purchase Agreement were set forth herein.

           SECTION 5. Effectiveness. This Amendment shall become effective as of the date hereof, upon receipt by the Administrative Agent of an executed counterpart of this Amendment from each party hereto.

           SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts (including by way of facsimile transmission), each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

           SECTION 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above set forth.

DELAWARE FUNDING CORPORATION

By: Morgan Guaranty Trust Company of New
York, as attorney-in-fact for Delaware Funding

Corporation

By: _______________________________________________
      Name:
      Title:

MORGAN GUARANTY TRUST COMPANY OF
NEW YORK, as Administrative Agent

By: _______________________________________________
      Name:
      Title:

AMERISOURCE RECEIVABLES FINANCIAL
CORPORATION, as Seller

By: _______________________________________________
      Name:
      Title:

[Signature Pages Continued on Next Page]

[Signature Page to Third Amendment to Receivables Purchase Agreement]

AMERISOURCE CORPORATION,

as Servicer

By: _______________________________________________

Name:

Title:

AMERISOURCE HEALTH CORPORATION,

as Guarantor

By: _______________________________________________

Name:

Title:

ACKNOWLEDGED AND CONSENTED TO:

MORGAN GUARANTY TRUST COMPANY

OF NEW YORK, as Agent for the

APA Purchasers

By: _________________________

Name:

Title:

[Signature Page to Third Amendment to Receivables Purchase Agreement]

EXHIBIT J

to

Receivables Purchase Agreement

SEE BELOW

[Signature Page to First Amendment to Receivables Purchase Agreement]